UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2018

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 29, 2018, Prologis, Inc. (“Prologis”) and Prologis, L.P. (“Prologis OP” and, together with Prologis, the “Prologis Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Prologis Parties, DCT Industrial Trust Inc. (“DCT”) and DCT Industrial Operating Partnership LP (the “Partnership” and, together with DCT, the “DCT Parties”). Upon the terms and subject to the conditions set forth in the Merger Agreement, (a) the Partnership will merge with and into Prologis OP, with Prologis OP surviving the merger (the “Partnership Merger”) and (b) immediately following the Partnership Merger, DCT will merge with and into Prologis, with Prologis surviving the merger (the “Company Merger” and, together with the Partnership Merger, the “Mergers”).

At the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of DCT (“DCT Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time (other than DCT Common Stock owned by any of the DCT Parties or any of DCT’s wholly-owned subsidiaries and DCT Common Stock owned by any of the Prologis Parties or any of their respective wholly-owned subsidiaries) shall automatically be converted into the right to receive 1.02 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of Prologis (“Prologis Common Stock”, and such consideration, the “Merger Consideration”), together with cash in lieu of fractional shares, without interest, but subject to any withholding required under applicable tax law, upon the terms and subject to the conditions set forth in the Merger Agreement. The Company Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), (a) the general partner interests in the Partnership (other than the limited partnership interests of the Partnership (“Partnership OP Units”) held by DCT, which shall be converted as set forth below) will be canceled and no payment shall be made with respect thereto, and (b) each issued and outstanding Partnership OP Unit (including any Partnership OP Unit issued upon the conversion of limited partnership interests in the Partnership granted under the company equity incentive plan and designated as an “LTIP Unit” under the partnership agreement of the Partnership (“Company LTIP Units”)) prior to the Partnership Merger Effective Time shall automatically be converted into a number of new validly issued limited partnership interests in Prologis OP (“New OP Units”) in an amount equal to the Exchange Ratio, and each holder of New OP Units shall be admitted as a limited partner of Prologis OP following the Partnership Merger Effective Time in accordance with the terms of the Prologis OP partnership agreement. Any fractional New OP Unit that would otherwise be issued to any holder of Partnership OP Units shall be rounded up to the nearest whole number and the holders of Partnership OP Units shall not be entitled to any further consideration with respect thereto. The Partnership Merger is intended to qualify as and constitute an “assets-over” form of merger under Treasury Regulations Section 1.708-1(c)(3)(i), with Prologis OP being the continuing partnership pursuant to Treasury Regulations Section 1.708-1(c)(1).

In addition, (a) immediately prior to the Partnership Merger Effective Time, each issued and outstanding (i) unvested Company LTIP Unit will automatically become fully vested in accordance with the existing award agreements and (ii) vested Company LTIP Unit eligible for conversion into a Partnership OP Unit prior to or at the Partnership Merger Effective Time shall automatically be converted into a Partnership OP Unit pursuant to the amended and restated agreement of limited partnership of the Partnership, (b) at the Partnership Merger Effective Time, each issued and outstanding Company LTIP Unit not eligible to be converted into a Partnership OP Unit, if any, will automatically be converted into limited partnership interests designated as an “LTIP Unit” in the Prologis OP partnership agreement (“Parent LTIP Units”) in an amount equal to the Exchange Ratio, with any fractional Parent LTIP Unit that would otherwise be issued to any holder of Company LTIP Units being rounded up to the nearest whole number and the holders of Company LTIP Units not being entitled to any further consideration with respect thereto, (c) immediately prior to the Company Merger Effective Time, each share of DCT Common Stock subject to a restricted stock award shall fully vest in accordance with the existing award agreements and shall be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each such share of DCT Common Stock, (d) at the Company Merger Effective Time, each phantom share of DCT outstanding immediately prior to the Company Merger Effective Time shall fully vest in accordance with the existing award agreements and shall be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of DCT Common Stock underlying such phantom share, and (e) at the Company Merger Effective Time, each outstanding and unexercised option to purchase DCT Common Stock granted under DCT’s equity incentive plan will fully vest and terminate and shall be converted into the right to receive a number of shares of Prologis Common Stock, determined as of such time, equal to (i) (A) the number of shares of DCT Common Stock that were subject to such option immediately prior to the Company Merger Effective Time multiplied by (B) the excess, if any, of the fair market value of a share of DCT Common Stock determined immediately prior to the Company Merger Effective Time over the per share exercise price of the option, rounded down to the nearest whole number of shares of Prologis Common Stock, multiplied by (ii) the Exchange Ratio.

The consummation of the Mergers is subject to certain closing conditions, including (a) the approval of the Company Merger by the holders of a majority of the shares of outstanding DCT Common Stock, (b) the shares of Prologis Common Stock to be issued in the Company Merger will have been approved for listing on the New York Stock Exchange, (c) the Form S-4 filed by Prologis in connection with the Mergers being declared effective, (d) the absence of any temporary restraining order, injunction or other legal order, and no change in law being enacted, which would have the effect of making illegal or otherwise prohibiting preventing the consummation of the Mergers, (e) the receipt of certain legal opinions by Prologis and DCT and (f) other customary conditions specified in the Merger Agreement.

The Merger Agreement contains customary representations, warranties, agreements and covenants, including covenants providing that each of the Prologis Parties and the DCT Parties will conduct their respective businesses in all material respects in the ordinary course, consistent with past practice, during the period between the execution of the Merger Agreement and the earlier of the Partnership Merger Effective Time or the termination of the Merger Agreement. Specifically, neither DCT nor the Partnership can take certain specified actions without Prologis’s prior written consent (not to be unreasonably withheld, delayed or conditioned), including, among other things (subject to certain exceptions) (a) paying any dividends or issuing any stock, (b) making any loans or incurring any indebtedness, (c) settling certain litigation, (d) making capital expenditures not in accordance with DCT’s capital expenditure plan, or (e) taking any action, or failing to take any action, that would reasonably be expected to cause (i) DCT or DCT Industrial Value Fund I, Inc. to fail to qualify as a REIT or (ii) any Company subsidiary to cease to be treated as a partnership or disregarded entity for federal income tax purposes or a qualified REIT subsidiary or a taxable REIT subsidiary.

Each of Prologis and DCT have agreed not to make, declare or set aside any dividend or other distribution to its respective stockholders without the prior written consent of the other party, except that upon written notice to the other party, (a) DCT may authorize and pay (i) quarterly distributions at a rate not in excess of $0.36 per quarter and (ii) the regular distributions that are required to be made in respect of the Partnership OP Units and Company LTIP Units in connection with any dividends paid on the DCT Common Stock and (b) Parent may authorize and pay (i) quarterly distributions at a rate not in excess of $0.44 per quarter and (ii) the regular distributions that are required to be made in respect of the limited partnership interests in Prologis OP in connection with any dividends paid on the Prologis Common Stock.

Prologis has also agreed, effective as of the Company Merger Effective Time, to increase the Prologis board of directors by one member and appoint a person designated by DCT to serve as a director until 2019, at which time such person shall then be nominated by the Prologis board of directors for reelection at its 2019 annual meeting of stockholders. It is anticipated that Philip L. Hawkins, President and Chief Executive Officer of DCT, will be appointed to hold the new board seat on the Prologis board of directors as of the Company Merger Effective Time.

DCT has agreed not to (a) solicit proposals relating to certain alternative transactions, (b) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party or (c) approve or enter into any agreements providing for any such alternative transaction, subject to certain exceptions to permit members of DCT’s board of directors to comply with their duties as directors under applicable law. Notwithstanding these “no-shop” restrictions, prior to obtaining the DCT stockholder approval, under specified circumstances DCT’s board of directors may change its recommendation of the transaction, and DCT may also terminate the Merger Agreement to accept a superior proposal upon payment of the termination fee described below.

The Merger Agreement may be terminated under certain circumstances, including by either Prologis or DCT if the Mergers have not been consummated on or before December 31, 2018, if a final and non-appealable order is entered enjoining or otherwise prohibiting the Mergers, or if the DCT stockholders shall have voted at the special meeting held to consider the approval of the Company Merger and the Company Merger is not approved.

The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, DCT may be required to pay to Prologis a termination fee of $216 million or reimburse Prologis’s transaction expenses up to an amount equal to $15 million. However, the termination fee payable by DCT to Prologis will be $100 million if the Merger Agreement is terminated before the end of the “Window Period End Time” by (a) DCT in order for DCT to accept a superior proposal from a “Qualified Bidder” or (b) Prologis because the DCT board of directors changed its recommendation that the DCT stockholders approve the Company Merger as the result of a superior proposal from a “Qualified Bidder.” Under the terms of the Merger Agreement, a “Qualified Bidder” is a bidder that shall have delivered an acquisition proposal on or prior to 11:59 p.m. (New York time) on May 29, 2018 with respect to which, on or prior to such date, the DCT board of directors determined in good faith (after consultation with its outside legal counsel and its financial advisors) constituted or would reasonably be expected to lead to a superior proposal. In addition, the term “Window Period End Time” in the Merger Agreement means, with respect to a Qualified Bidder, the later of (i) 11:59 p.m. (New York time) on June 13, 2018 and (ii) one day after the end of a required notice period with respect to a superior proposal by such Qualified Bidder provided that such notice period (as may be extended) began on or prior to 11:59 p.m. (New York time) June 13, 2018.

The foregoing summary of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Prologis, Prologis OP or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made by the parties), may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Prologis’s or Prologis OP’s public disclosures.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis and DCT operate as well as beliefs and assumptions of management of Prologis and management of DCT. Such statements involve uncertainties that could significantly impact financial results of Prologis or DCT. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” and “estimates” including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis or DCT expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis and DCT operate, debt, capital structure and financial position, Prologis’s ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of REIT status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks associated with achieving expected revenue synergies or cost savings; (xi) risks associated it the ability to consummate the merger and the timing of the closing of the merger and (xii) those additional risks and factors discussed in the reports filed with the Securities and Exchange Commission (“SEC”) by Prologis and DCT from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Neither Prologis nor DCT undertakes any duty to update any forward-looking statements appearing in this document except as may be required by law.

ADDITIONAL INFORMATION

In connection with the proposed transaction, Prologis will file a registration statement on Form S-4, which will include a document that serves as a prospectus of Prologis and a proxy statement of DCT (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to DCT’s shareholders. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Prologis or DCT. The documents filed by Prologis with the SEC may be obtained free of charge at the Investor Relations section of Prologis’s website at www.ir.prologis.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Prologis by requesting them from Investor Relations by mail at Pier 1, Bay 1 San Francisco, CA 94111 or by telephone at 415-394-9000. The documents filed by DCT with the SEC may be obtained free of charge at DCT’s website at the Investor Relations section of http:/investors.dctindustrial.com/Corporate Profile or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from DCT by requesting them from Investor Relations by mail at 555 17th Street, Suite 3700 Denver, CO 80202, or by telephone at 303-597-1550.

PARTICIPANTS IN THE SOLICITATION

Prologis and DCT and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Prologis’s directors and executive officers is available in Prologis’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its proxy statement dated March 22, 2018, for its 2018 Annual Meeting of Shareholders. Information about DCT’s directors and executive officers is available in DCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its proxy statement dated March 21, 2018, for its 2018 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Prologis or DCT as indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.	The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2018, by and among Prologis, Prologis OP, DCT and the Partnership

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2018, by and among Prologis, Prologis OP, DCT and the Partnership*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Prologis agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: April 30, 2018	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director, Deputy General Counsel

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: April 30, 2018	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director, Deputy General Counsel